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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1996 Stock Option Plan of Ark Restaurants Corp. of our report dated December 6, 1996, appearing in the Annual Report on Form 10-K for the year ended September 28, 1996.


DELOITTE & TOUCHE  LLP



New York, New York
April 7, 1997


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